UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01      Entry into a Material Definitive Agreement

On October 11, 2006, Macatawa Bank Corporation (“Macatawa”) entered into an Agreement and Plan of Merger with Benj. A. Smith & Associates, Ltd. (“Smith & Associates”) and Benj. A. Smith, III (“Mr. Smith”). On October 11, 2006, Macatawa also entered into a Noncompetition Agreement with Mr. Smith. The following summary is qualified in its entirety by the agreements attached as exhibits to this Form 8-K.

Smith & Associates is an investment advisory firm based in Holland, Michigan. Mr. Smith is the owner of Smith & Associates. Mr. Smith is also the founder and Chairman of Macatawa Bank Corporation.

The transaction is structured as a merger of Smith & Associates into Macatawa, which in turn will contribute the business to Macatawa Bank.

The purchase price is $3,150,000, less any liabilities of Smith & Associates as of the closing date. In addition, one $300,000 contingent payment will be made if revenue from transferred account balances, principal additions to transferred account balances generated by Mr. Smith and new accounts generated by Mr. Smith exceeds $1,600,000 in 2007 and an additional $300,000 contingent payment will be paid if such revenue exceeds $1,700,000 in 2008. The purchase price and the contingent payments will be paid in common stock of Macatawa valued at the average closing price during the month of September, 2006 ($23.0035 per share).

Mr.     Smith will provide assistance with transitioning clients as reasonably requested from time to time. Mr. Smith will permit Macatawa to occupy the space presently occupied by Smith & Associates at 106 East 8th Street, Holland, Michigan 49423 free of charge until March 31, 2007.

Under the Noncompetition Agreement, Mr. Smith agrees to a six year covenant not to compete with the acquired business.

Assuming all closing conditions are satisfied, the transaction is expected to close effective as of December 31, 2006.

ITEM 8.01      Other Events.

Macatawa has authorized the dissolution of Macatawa Investment Services, Inc. Macatawa Investment Services, Inc. will cease doing business as a registered broker-dealer. Beginning November 1, 2006, Macatawa Bank will offer brokerage services to its customers through an arrangement with Infinex Investments, Inc. (“Infinex”).

Infinex is a full service investment provider, a registered broker-dealer and a member of the National Association of Securities Dealers (NASD) and the Securities Investor Protection Corporation (SIPC). Macatawa investment representatives will continue to act as the primary contact for Macatawa customers. Pershing, LLC will continue to act as clearing broker and custodian for assets under management.

ITEM 9.01      Financial Statements and Exhibits.

(d)      Exhibits

10.1	Agreement and Plan of Merger dated October 11, 2006, by and among Macatawa Bank Corporation, Benj. A. Smith & Associates, Ltd. (Smith & Associates) and Benj. A. Smith, III.

10.2	Noncompetition Agreement dated October 11, 2006, by and between Macatawa Bank Corporation and Benj. A. Smith, III.

99.1	Press release dated October 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2006	MACATAWA BANK CORPORATION By: /s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer

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